EXHIBIT 16





[LETTERHEAD OF ARTHUR ANDERSEN]






June 23, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir/Madam:

     We have read Item 4 included in the Form 8-K dated June 23, 1998, of Central Illinois Public Service Company filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP

RAM

Copy to:
Mr. Warner L. Baxter
Vice President and Controller
Ameren Corporation

                                      - 3 -